As filed with the Securities and Exchange Commission on February 19, 2004
Registration No. 333-105096

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

Under Schedule B

of
The Securities Act of 1933

Corporación Andina de Fomento

(Name of Registrant)

Name and Address of Authorized Agent in the United States:

Puglisi & Associates

850 Library Avenue
Suite 204
Newark, Delaware 19711

Copies to:

Robert H. Craft, Jr., Esq. Sullivan & Cromwell LLP 1701 Pennsylvania Avenue, N.W. Washington, D.C. 20006 United States of America	Hugo Sarmiento Chief Financial Officer Corporación Andina de Fomento Torre CAF Avenida Luis Roche, Altamira Caracas, Venezuela	Meredith B. Cross, Esq. Wilmer Cutler Pickering LLP 2445 M Street, N.W. Washington, D.C. 20037 United States of America

EXPLANATORY NOTE

      This Post-Effective Amendment No. 1 to Registration Statement No. 333-105096 is being filed solely to add an exhibit to the Registration Statement and, in reliance on Rule 462(d), is expected to become effective upon filing.

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Corporación Andina de Fomento, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Caracas, Venezuela, on the 19th day of February, 2004.

CORPORACIÓN ANDINA DE FOMENTO

By	/s/ LUIS ENRIQUE BERRIZBEITIA

Name: Luis Enrique Berrizbeitia Title: Acting Executive President

SIGNATURE OF AUTHORIZED AGENT IN THE UNITED STATES

      Pursuant to the requirements of the Securities Act of 1933, as amended, appearing below is the signature of the Corporación Andina de Fomento’s authorized agent in the United States, thereunto duly authorized, on the 19th day of February, 2004.

PUGLISI & ASSOCIATES

By	/s/ DONALD J. PUGLISI

Name: Donald J. Puglisi Title: Managing Director

EXHIBITS

Sequentially
Exhibit		Numbered
Number	Exhibits	Page

1.1	Form of Underwriting Agreement for Debt Securities (incorporated by reference to our registration statement No. 333-11970)
1.2	Form of Underwriting Agreement Pertaining to Guarantees	*
4.1	Form of Fiscal Agency Agreement, including form of Certain Debt Securities (incorporated by reference to our registration statement No. 333-11970)
4.2	Form of Guarantee Agreement including the form of Guarantee	*
4.3	Form of Supplement to Fiscal Agency Agreement	**
5.1	Opinion and consent of Fernando Dongilio, Chief Legal Counsel to CAF	***
8.1	Opinion and consent of Sullivan & Cromwell	***
23.1	Consent of KPMG	***
23.2	Consent of CAF’s Legal Counsel	****
23.3	Consent of Sullivan & Cromwell	*****
99.1	List of names and addresses of the underwriters for Debt Securities (incorporated by reference to our registration statement No. 333-88404)

  *    To be filed by amendment
 **   Filed herewith
 ***  Previously filed
 ****  Included in exhibit 5.1
***** Included in exhibit 8.1